UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 27, 2012
Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Adjustments to Non-Employee Director Compensation

Our Board of Directors (“Board”), as Administrator under our Amended and Restated 2004 Equity Incentive Plan and upon recommendation from its Compensation Committee and in consultation with our independent compensation consultant, Compensia, approved the following changes (and the remaining terms of director compensation remain unchanged):

(i)
The modification of the initial and annual equity grants to non-employee directors.  Each non-employee director who is appointed to the Board will receive an initial grant of $60,000 in shares of our common stock (in lieu of the option to purchase 14,000 shares of our common stock) that will become vested over three years from the date of grant;

(ii)
Each non-employee director’s annual grant of $60,000 in shares of our common stock will now become fully vested on the one-year anniversary of the date of grant, rather than immediately upon the date of grant;

(iii)
Appointed Timothy J. O’Shea as chairman of the Company’s Nominating and Corporate Governance Committee and approved an annual retainer of $5,000 for the chairman of this committee.  Other members of the Nominating and Corporate Governance Committee will not be compensated.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adjustment to Certain Named Executive Officer Compensation

Our Board, upon recommendation from its Compensation Committee and in consultation with our independent compensation consultant, Compensia, approved the modification of the annual cash compensation for Kevin P. Connors and Ronald J. Santilli, two of our Named Executive Officers.  Their cash compensation was modified as follows:

Name	Position	Salary	Target Bonus(1)	Target Cash Compensation(2)
Kevin P. Connors	Chief Executive Officer	$435,000	$413,250	$848,250
Ronald J. Santilli	Chief Financial Officer	$310,000	$170,500	$480,500

(1)	The target bonus participation rate for 2012 is 95% for Mr. Connors and 55% for Mr. Santilli.

(2)
The total cash compensation amount represents the target for annual cash compensation, including base salary and participation in the Company’s bonus program. In addition, Mr. Connors and Mr. Santilli are eligible to receive quarterly, profit-sharing payments. The profit sharing payments are calculated based upon half of the quarterly pre-tax Adjusted Operating Profit percentage (pre-tax Adjusted Operating Profit divided by revenue) multiplied by their gross salary earned during that quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: May 3, 2012	/s/ Kevin P. Connors
Kevin P. Connors President and Chief Executive Officer